Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statements on Form S-8 (Nos. 333-263702, 333-270361, and 333-277674) of Jasper Therapeutics, Inc. of our report dated March 5, 2024 relating to the financial statements which appears in Jasper Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

San Jose, California

June 7, 2024